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                                                                   Exhibit 10.14

                    FORM OF MANAGEMENT STOCK OPTION AGREEMENT

            MANAGEMENT STOCK OPTION AGREEMENT, dated as of __________, by and between Allied Worldwide, Inc. (formerly NA Holding Corporation), a Delaware corporation ("Worldwide"), and the grantee whose name appears on the signature page hereof (the "Grantee").

                              W I T N E S S E T H:

            WHEREAS, to motivate key employees of Worldwide and the Subsidiaries by providing them an ownership interest in Worldwide, the Board of Directors of Worldwide (the "Board") has established the Allied Worldwide, Inc. Stock Incentive Plan (formerly the NA Holding Corporation Stock Incentive Plan), as the same may be amended from time to time (the "Plan"); and

            WHEREAS, the Grantee has purchased the number of shares of Common Stock, par value $____ per share, of Worldwide (the "Common Stock") set forth on the signature page to the Management Stock Subscription Agreement, dated as of the date hereof, between Worldwide and the Grantee;

            WHEREAS, pursuant to the Plan, the Board has authorized the grant to the Grantee of non-qualified stock options to purchase the aggregate number of shares of Common Stock set forth on the signature page hereof (each, a "Share" and, collectively, the "Shares"), at an exercise price per Share of $_____ and

            WHEREAS, the Grantee and Worldwide desire to enter into an agreement to evidence and confirm the grant of such stock options on the terms and conditions set forth herein;

            NOW, THEREFORE, to evidence the stock options so granted, and to set forth the terms and conditions governing such stock options, Worldwide and the Grantee hereby agree as follows:

            1. Certain Definitions. As used in this Agreement, the following terms shall have the following meanings:

            (a) "Affiliate" shall mean, with respect to any person, any other person controlled by, controlling or under common control with such person.

            (b) "Annual EBITDA Target" shall mean, with respect to each of the five Fiscal Years after the date hereof that are included in the Business Plan, the EBITDA targeted for such Fiscal Year in the Business Plan; provided, however, that in the event Worldwide or any Subsidiary consummates a significant acquisition, disposition or other corporate transaction or series of transactions
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      that, in the judgment of the Board, would reasonably be expected to impact the consolidated earnings of Worldwide and the Subsidiaries, the EBITDA Target for the relevant Fiscal Years may be appropriately adjusted by the Board to reflect such transaction or series of transactions.

            (c) "Applicable Percentage" shall mean, as of any date of determination, the excess of (i) the quotient, expressed as a percentage, of (x) the actual, aggregate EBITDA achieved by Worldwide and the Subsidiaries during the Measurement Period divided by (y) the Cumulative EBITDA Target over (ii) the percentage, if any, of all of the Performance Options granted to the Grantee hereunder that have become vested in accordance with Section 3(b)(ii) prior to such date of determination.

            (d) "Applicable Share Valuation" shall mean the annual valuation of the Shares performed by an independent valuation firm chosen by the Board as of the last day of the last Fiscal Year ending prior to the Determination Date, except that, in the case of a Determination Date occurring during the fourth fiscal quarter of any Fiscal Year beginning with the fourth quarter of the 1999 Fiscal Year, the term "Applicable Share Valuation" shall mean the annual valuation of the Shares performed by an independent valuation firm chosen by the Board as of the last day of such fourth fiscal quarter. Such annual valuations shall be performed for the 2000 Fiscal Year and for each Fiscal Year ending thereafter and prior to any initial Public Offering as promptly as practicable following the end of each such Fiscal Year.

            (e) "Board" shall mean the Board of Directors of Worldwide.

            (f) "Business Plan" shall mean the business plan of Worldwide and the Subsidiaries for the first five Fiscal Years after the date hereof, as adopted by the Board.

            (g) "CD&R Fund" shall mean Clayton, Dubilier & Rice Fund V Limited Partnership, a Cayman Islands exempted limited partnership, and any successor investment vehicle managed by Clayton, Dubilier & Rice, Inc.

            (h) "Cause" shall mean (i) the continued and willful failure of the Grantee substantially to perform the duties of his or her employment for Worldwide or any Subsidiary (other than any such failure due to the Grantee's physical or mental illness) after a demand for substantial performance has been delivered in writing to the Grantee by the executive to whom the Grantee reports or by the Board, which demand identifies the manner in which such executive or the Board, as the case may be, believes that the Grantee has not substantially performed such


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      duties, (ii) the Grantee's engaging in willful and serious misconduct that has caused or is reasonably expected to result in material injury to Worldwide or any of its Subsidiaries or Affiliates, (iii) the Grantee's conviction of, or entering a plea of guilty or nolo contendere to, a crime that constitutes a felony or (iv) the material breach by the Grantee of any of his or her obligations hereunder or under any other written agreement or covenant with Worldwide or any of its Subsidiaries or Affiliates.

            (i) "Change in Control" shall mean the first to occur of the following events after the date hereof:

                  (i) the acquisition by any person, entity or "group" (as
            defined in Section 13(d) of the Exchange Act), other than Worldwide, the Subsidiaries, any employee benefit plan of Worldwide or the Subsidiaries, the CD&R Fund or any Affiliate of the CD&R Fund, of 50% or more of the combined voting power of Worldwide's or North American Van Lines's ("NAVL") then outstanding voting securities;

                  (ii) the merger or consolidation of Worldwide or NAVL, as a result of which persons who were stockholders of Worldwide or NAVL, as the case may be, immediately prior to such merger or consolidation, do not, immediately thereafter, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company;

                  (iii) the liquidation or dissolution of Worldwide or NAVL
            other than a liquidation of Worldwide or NAVL into the other or into any Subsidiary; and

                  (iv) the sale, transfer or other disposition of all or
            substantially all of the assets of Worldwide or NAVL to one or more persons or entities that are not, immediately prior to such sale, transfer or other disposition, Affiliates of Worldwide, NAVL or the CD&R Fund.

            (j) "Change in Control Price" shall mean the price per share of Common Stock paid in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Board if any part of such price is payable other than in cash).

            (k) "Common Stock" shall mean the Common Stock, par value $.01 per share, of Worldwide.


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            (l) "Covered Options" shall have the meaning set forth in Section
      4(b) hereof.

            (m) "Cumulative EBITDA Target" shall mean the sum of the Annual EBITDA Targets for each of the first five Fiscal Years included in the Business Plan, as the same may be adjusted from time to time in accordance with this Agreement.

            (n) "Delay Period" shall have the meaning set forth in Section 10(c) hereof.

            (o) "Determination Date" shall mean the effective date of any termination of the Grantee's employment that gives rise to the successive rights of Worldwide and the CD&R Fund to purchase Covered Options pursuant to Section 5(c).

            (p) "Disability" shall mean a physical or mental disability or infirmity that prevents the performance of the Grantee's employment-related duties lasting (or likely to last, based on competent medical evidence presented to the Board) for a period of six months or longer. The Board's reasoned and good faith judgment as to Disability shall be final and shall be based on such competent medical evidence as shall be presented to it by the Grantee or by any physician or group of physicians or other competent medical expert employed by the Grantee or Worldwide to advise the Board.

            (q) "EBITDA" shall have the meaning assigned to such term in the Credit Agreement, dated as of November 19, 1999 and amended as of November 23, 1999 (the "Credit Agreement"), among North American Van Lines, Inc. ("NAVL"), the Foreign Subsidiary Borrowers from time to time party thereto, the several banks and financial institutions from time to time party thereto, The Bank of New York, as documentation agent, Banc of America Securities LLC, as syndication agent, and The Chase Manhattan Bank, as administrative agent, as such agreement may be amended from time to time, or, if such agreement is no longer in effect and NAVL is party to a credit agreement that has replaced or refinanced the Credit Agreement or any successor credit agreement, as defined in such other credit agreement as shall then be in effect.

            (r) "Exchange Act" shall mean the U.S. Securities Exchange Act of 1934, as amended.

            (s) "Exercise Date" shall have the meaning set forth in Section 6 hereof.

            (t) "Exercise Price" shall have the meaning set forth in Section 6 hereof.


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            (u) "Exercise Shares" shall have the meaning set forth in Section 6 hereof.

            (v) "Extraordinary Termination" shall mean a termination of the Grantee's employment with Worldwide and the Subsidiaries by reason of the Grantee's death, Disability or Retirement.

            (w) "Fair Market Value" shall mean, as of any date, the fair market value on such date of a share of Common Stock as determined in good faith by the Board. In making a determination of Fair Market Value, the Board shall give due consideration to such factors as it deems appropriate, including, without limitation, the earnings and certain other financial and operating information of Worldwide and the Subsidiaries in recent periods, the potential value of Worldwide and the Subsidiaries as a whole, the future prospects of Worldwide and the Subsidiaries and the industries in which they compete, the history and management of Worldwide and the Subsidiaries, the general condition of the securities markets, the fair market value of securities of companies engaged in businesses similar to those of Worldwide and the Subsidiaries and the Applicable Share Valuation. The determination of Fair Market Value will not give effect to any restrictions on transfer of the shares of Common Stock or the fact that such Common Stock would represent a minority interest in Worldwide. Notwithstanding the foregoing, following a Public Offering, Fair Market Value shall mean the average of the high and low trading prices for a share of Common Stock on the primary national exchange (including NASDAQ) on which the Common Stock is then traded on the trading day immediately preceding the date as of which such Fair Market Value is determined.

            (x) "Financing Agreements" shall have the meaning set forth in
      Section 10(a) hereof.

            (y) "First Purchase Period" shall have the meaning set forth in
      Section 5(c)(i) hereof.

            (z) "Fiscal Year" shall mean a fiscal year of Worldwide ending December 31.

            (aa) "Grant Date" shall mean the date hereof, which is the date on which the Options are granted to the Grantee.

            (bb) "Grantee" shall have the meaning set forth in the introductory paragraph hereto.


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            (cc) "Management Stock Subscription Agreement" shall mean the management stock subscription agreement, substantially in the form of the draft thereof attached as an exhibit to the Plan or such other form as the Grantee and Worldwide may agree, to be entered into by Worldwide and the Grantee in connection with the Grantee's exercise of any of the Options and purchase of the Shares subject to any such Options pursuant to Section 6 hereof.

            (dd) "Measurement Period" shall mean, as of any date of determination, the period commencing on the first day of the first Fiscal Year included in the Business Plan and, subject to Section 9(b), ending on the last day of the Fiscal Year ending coincident with or immediately prior to such date of determination.

            (ee) "New Employer" shall mean the Grantee's employer, or the parent or a subsidiary of such employer, immediately following a Change in Control.

            (ff) "Normal Termination Date" shall mean the tenth anniversary of the date hereof.

            (gg) "Option" shall mean the right granted to the Grantee hereunder to purchase one share of Common Stock for a purchase price equal to the Option Price and otherwise subject to the terms and conditions of this Agreement. The term "Options" shall mean, collectively, the Performance Options and the Service Options granted to the Grantee hereby.

            (hh) "Option Price" shall mean, with respect to each Share covered by an Option, the exercise price at which the Grantee may purchase such Share specified in Section 2(b) hereof.

            (ii) "Performance Options" shall mean those Options that are subject to the provisions of Section 3(b) hereof providing for the vesting of such Options on the basis of the financial performance of Worldwide and the Subsidiaries and the continued employment of the Grantee. Performance Options have been granted to the Grantee pursuant to this Agreement with respect to the number of Shares specified on the signature page hereof under the heading "Performance Options."

            (jj) "Plan" shall have the meaning set forth in the recitals hereto.

            (kk) "Public Offering" shall mean the first day as of which sales of Common Stock are made to the public in the United States pursuant to an underwritten public offering of the Common Stock led by one or more underwriters at least one of which is an underwriter of nationally recognized standing.


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            (ll) "Purchase Price" shall have the meaning set forth in Section
      5(f).

            (mm) "Registration and Participation Agreement" shall have the meaning set forth in Section 7(f) hereof.

            (nn) "Retirement" shall mean the Grantee's retirement from employment with Worldwide and the Subsidiaries at or after age 65.

            (oo) "Rule 144" shall mean Rule 144 promulgated under the Securities Act.

            (pp) "Second Purchase Period" shall have the meaning set forth in
      Section 5(c)(i) hereof.

            (qq) "Securities Act" shall mean the U.S. Securities Act of 1933, as amended.

            (rr) "Service Options" shall mean those Options that are subject to the provisions of Section 3(a) hereof providing for the vesting of such Options on the basis of the Grantee's completion of service. Service Options have been granted to the Grantee pursuant to this Agreement with respect to the number of Shares specified on the signature page hereof under the heading "Service Options."

            (ss) "Shares" shall have the meaning specified in the preambles hereto.

            (tt) "Subsidiary" shall mean any corporation or other person, a majority of whose outstanding voting securities or other equity interests are owned, directly or indirectly, by Worldwide.

            2. Grant of Options.

            (a) Confirmation of Grant. Worldwide hereby evidences and confirms its grant to the Grantee, effective as of the date hereof, of (i) Service Options to purchase the number of Shares specified on the signature page hereof under the heading "Service Options" and (ii) Performance Options to purchase the number of Shares specified on the signature page hereof under the heading "Performance Options". The Options are not intended to be incentive stock options under the U.S. Internal Revenue Code of 1986, as amended. This Agreement is subordinate to, and the terms and conditions of the Options granted hereunder are subject to, the terms and conditions of the Plan. If there is any inconsistency between the terms hereof and the terms of the Plan, the terms of the Plan shall govern.


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            (b) Option Price. Each Share covered by an Option shall have an
Option Price of $142.

            3. Exercisability.

            (a) Service Options. Except as otherwise provided in Section 9(a) of this Agreement and subject to the continuous employment of the Grantee with Worldwide or one or more of the Subsidiaries until the applicable vesting date, the Service Options shall become vested in five equal annual installments, on each of the first five anniversaries of the Grant Date.

            (b) Performance Options. Except as otherwise provided in Section 9(b) of this Agreement and subject to the continuous employment of the Grantee with Worldwide or one or more of the Subsidiaries until the applicable vesting date, the Performance Options shall become vested as follows:

            (i) 100% of the Performance Options shall become vested as of the first day of the Fiscal Year immediately following the Fiscal Year, if any, that the actual aggregate EBITDA achieved by Worldwide and the Subsidiaries during the Measurement Period equals or exceeds the Cumulative EBITDA Target;

            (ii) the number of Performance Options equal to the product of (x) the Applicable Percentage multiplied by (y) the total number of Performance Options granted hereunder shall become vested on the last day of each of the first five Fiscal Years after the Grant Date, such Applicable Percentage to be determined as of the last day of such Fiscal Year, provided in each such case that Worldwide and the Subsidiaries have achieved at least 75% of the Annual EBITDA Target for such Fiscal Year; and

            (iii) any Performance Options that do not become vested in accordance with either of the preceding clauses (i) or (ii) shall become vested on the ninth anniversary of the Grant Date.

The Board shall determine in good faith whether and the extent to which Worldwide and the Subsidiaries have achieved the Annual EBITDA Targets and the Cumulative EBITDA Target and the determination of the Board shall be conclusive.

            (c) Conditions. The Board, in its sole discretion, may accelerate the vesting or exercisability of any Option, all Options or any class of Options, at any time and from time to time. Shares covered by vested Options may, subject to the provisions hereof, be purchased at any time and from time to time on or after the date the corresponding Options become vested in accordance with the provisions of this Section 3


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until the date one day prior to the date on which such Options terminate, provided that any such purchase shall be effected pursuant to and subject to Sections 5 and 6 hereof and the provisions contained in the Management Stock Subscription Agreement related to the purchase of such Shares.

            4. Termination of Options.

            (a) Normal Termination Date. Subject to Sections 4(b) and 9, the Options shall terminate and be canceled on the Normal Termination Date.

            (b) Early Termination. If the Grantee's employment with Worldwide or any Subsidiary is voluntarily or involuntarily terminated for any reason prior to the Normal Termination Date, any Options held by the Grantee that have not become vested on or before the effective date of such termination of employment shall terminate and be canceled immediately upon such termination of employment. Subject to the provisions of Sections 5(c) and 9, all Options held by the Grantee on the effective date of such termination of employment that shall have become vested on or before such effective date (such Options, the Covered Options") shall remain exercisable for whichever of the following periods is applicable, and if not exercised within such period, shall automatically terminate and be canceled upon the expiration of such period: (i) if the Grantee's employment is terminated by reason of an Extraordinary Termination, the Covered Options shall remain exercisable solely until the first to occur of (A) the six month anniversary of the effective date of the Grantee's termination of employment or (B) the Normal Termination Date and (ii) if the Grantee's employment is terminated for any reason other than (x) an Extraordinary Termination or (y) for Cause, the Covered Options shall remain exercisable solely until the first to occur of (x) the 60th day following the earliest to occur of (1) the expiration of the Second Purchase Period, and (2) the receipt by the Grantee of written notice that the CD&R Fund does not intend to exercise its right to purchase the Covered Options pursuant to Section 5(c)(i) and (y) the Normal Termination Date. Notwithstanding anything else contained in this Agreement, if the Grantee's employment with Worldwide or any Subsidiary is terminated for Cause, all Options (whether or not then vested or exercisable) shall automatically terminate and be canceled immediately upon such termination. Nothing in this Agreement shall be deemed to confer on the Grantee any right to continue in the employ of Worldwide or any Subsidiary, or to interfere with or limit in any way the right of Worldwide or any Subsidiary to terminate such employment at any time.


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            5. Restrictions on Exercise; Non-Transferability of Options;
Repurchase of Options.

            (a) Restrictions on Exercise. Once vested in accordance with the provisions of this Agreement, the Options may be exercised only with respect to full shares of Common Stock. No fractional shares of Common Stock shall be issued. Notwithstanding any other provision of this Agreement, the Options may not be exercised in whole or in part, and no certificates representing Shares shall be delivered, (i) (A) unless all requisite approvals and consents of any governmental authority of any kind having jurisdiction over the exercise of the Options shall have been secured, (B) unless the purchase of the Shares upon the exercise of the Options shall be exempt from registration under applicable U.S. federal and state securities laws, and applicable non-U.S. securities laws, or the Shares shall have been registered under such laws, and (C) unless all applicable U.S. federal, state and local and non-U.S. tax withholding requirements shall have been satisfied or (ii) if such exercise would result in a violation of the terms or provisions of or a default or an event of default under, any of the Financing Agreements. Worldwide shall use commercially reasonable efforts to obtain the consents and approvals referred to in clause
(i)(A) of the preceding sentence and to obtain the consent of the parties to the Financing Agreements referred to in clause (ii) of the preceding sentence so as to permit the Options to be exercised.

            (b) Non-Transferability of Options. Except as contemplated by
Section 5(c), the Options may be exercised only by the Grantee or, following his death, by the Grantee's estate. Except as contemplated by Section 5(c), the Option is not assignable or transferable, in whole or in part, and it may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including without limitation by gift, operation of law or otherwise) other than by will or by the laws of descent and distribution to the estate of the Grantee upon the Grantee's death, provided that the deceased Grantee's beneficiary or the representative of the Grantee's estate shall acknowledge and agree in writing, in a form reasonably acceptable to Worldwide, to be bound by the provisions of this Agreement and the Plan as if such beneficiary or the estate were the Grantee.

            (c) Purchase of Options on Termination of Employment.

            (i) Termination of Employment. If the Grantee's employment with Worldwide or any Subsidiary that employs the Grantee is terminated for any reason other than for Cause, Worldwide shall have an option to purchase all or any portion of the Covered Options and shall have 30 days from the effective date of the Grantee's termination of employment (such 30-day period being hereinafter referred to as the "First Purchase Period") during which to give notice in writing


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      to the Grantee (or, if the Grantee's employment was terminated by the
      Grantee's death, the Grantee's estate) of its election to exercise or not to exercise such right to purchase the Covered Options. Worldwide hereby undertakes to use reasonable efforts to act as promptly as practicable following such termination to make such election. If Worldwide (i) fails to give notice that it intends to exercise its right to purchase the Covered Options within the First Purchase Period or (ii) chooses to purchase none or only a portion of the Covered Options, by giving such notice, the CD&R Fund shall have the right to purchase all or any portion of the Covered Options not purchased by Worldwide, and shall have until the expiration of the earlier of (x) 30 days following the end of the First Purchase Period or (y) 30 days from the date of receipt by the CD&R Fund of written notice from Worldwide as to whether it intends to exercise its right to purchase any of the Covered Options (such 30-day period being hereinafter referred to as the "Second Purchase Period"), to give notice in writing to the Grantee (or the Grantee's estate) of the CD&R Fund's exercise of its right to purchase all or any portion of such Covered Options. The Grantee (or the Grantee's estate) shall be entitled to retain any Covered Options that are not purchased by Worldwide or the CD&R Fund pursuant to this Section 5(c), subject to all of the provisions of this Agreement (including, without limitation, Section 4(b)).

            (ii) Purchase Price, etc. All purchases pursuant to this Section 5(c) by Worldwide or the CD&R Fund shall be for a purchase price and effected in the manner prescribed by Sections 5(f), (g) and (h).

            (d) Notice of Termination. Worldwide shall give written notice of any termination of the Grantee's employment to the CD&R Fund, except that if such termination (if other than as a result of death) is by the Grantee, the Grantee shall give written notice of such termination to Worldwide and Worldwide shall give written notice of such termination to the CD&R Fund.

            (e) Public Offering. In the event that a Public Offering has been consummated, neither Worldwide nor the CD&R Fund shall have any rights to purchase the Covered Options pursuant to Section 5(c).

            (f) Purchase Price. Subject to Section 10(c) hereof, the purchase price to be paid to the Grantee (or the Grantee's estate) for the Covered Options purchased pursuant to Section 5(c) (the "Purchase Price") shall be equal to the excess, if any, of (i) the aggregate Fair Market Value, as of the Determination Date, of the Shares then covered by those Covered Options being purchased over (ii) the aggregate Option Price for such Shares.


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            (g) Closing of Purchase; Payment of Purchase Price. Subject to
Section 10, the closing of a purchase of any Covered Options pursuant to this
Section 5 shall take place at the principal office of Worldwide on the tenth business day following the receipt by the Grantee (or his estate) of Worldwide's or the CD&R Fund's, as the case may be, notice of exercise of its right to purchase any such Covered Options pursuant to Section 5(c). At the closing, (i) subject to the proviso below, Worldwide or the CD&R Fund, as the case may be, shall pay the Purchase Price to the Grantee (or his estate) for the Covered Options being purchased by delivery of a check for such Purchase Price payable to the order of the Grantee (or his estate) and (ii) the Grantee (or his estate) shall deliver to Worldwide such instruments as Worldwide may reasonably request, signed by the Grantee (or his estate), free and clear of all security interests, liens, claims, encumbrances, charges, options, restrictions on transfer, proxies and voting and other agreements of whatever nature; provided, however, that if the Determination Date occurs during the first or last fiscal quarter of any Fiscal Year, Worldwide or the CD&R Fund, as the case may be, may defer the payment of a portion of the Purchase Price for the Covered Options being purchased until the tenth business day following receipt by Worldwide of the Applicable Share Valuation (such tenth business day, the "Deferred Payment Date"). In the event of any such deferral, (i) at the closing of the purchase of the Covered Options, Worldwide or the CD&R Fund, as the case may be, shall pay to the Grantee (or his estate) an amount (the "First Installment Amount") equal to 80% of the excess of (A) the aggregate Fair Market Value of the Shares then covered by the Covered Options being purchased, determined on the basis of the most recent available annual valuation of the Shares, over (B) the aggregate Option Price for such Shares, and (ii) no later than the Deferred Payment Date, Worldwide or the CD&R Fund, as the case may be, shall pay an additional amount to the Grantee (or his estate) equal to the excess, if any, of (A) the sum of
(1) the Purchase Price for the Covered Options being purchased and (2) an amount calculated by multiplying the First Installment Amount by a percentage equal to the average annual cost to Worldwide and the Subsidiaries of their bank indebtedness obligations outstanding during the period that payment of a portion of the Purchase Price is delayed hereunder or, if there are no such obligations outstanding, one percentage point greater than the average annual prime rate charged during such period by Chase Bank or such other nationally recognized bank designated by Worldwide, over (B) the First Installment Amount.

            (h) Application of the Purchase Price to Certain Loans. The Grantee agrees that Worldwide and the CD&R Fund shall be entitled to apply any amounts to be paid by Worldwide or the CD&R Fund, as the case may be, to purchase the Covered Options pursuant to this Section 5 to discharge any indebtedness of the Grantee to Worldwide or any Subsidiary, or indebtedness that is guaranteed by Worldwide or any Subsidiary, which indebtedness was incurred by the Grantee in connection with his purchase of any shares of Common Stock.


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            (i) Withholding. Whenever Shares are to be issued pursuant to the
Options, Worldwide may require the recipient of the Shares to remit to Worldwide an amount in cash sufficient to satisfy any applicable U.S. federal, state and local and non- U.S. tax withholding requirements as a condition to the issuance of such Shares. In the event any cash is paid to the Grantee or the Grantee's estate or beneficiary pursuant to this Section 5 or Section 9, Worldwide shall have the right to withhold an amount from such payment sufficient to satisfy any applicable U.S. federal, state and local and non-U.S. tax withholding requirements. If shares of Common Stock are traded on a national securities exchange or bid and ask prices for shares of Common Stock are quoted on the NASDAQ, Worldwide may, if requested by the Grantee, withhold Shares to satisfy the minimum applicable withholding requirements, subject to the provisions of the Plan and any rules adopted by the Board regarding compliance with applicable law, including, but not limited to, Section 16(b) of the Exchange Act.

            6. Manner of Exercise. To the extent that any outstanding Options shall have become and remain vested and exercisable as provided in Sections 3 and 4 and subject to such reasonable administrative regulations as the Board may have adopted, such Options may be exercised, in whole or in part, by notice to the Secretary of Worldwide in writing given at least 15 business days prior to the date as of which the Grantee will so exercise the Options (the "Exercise Date"), specifying the number of whole Shares with respect to which the Options are being exercised (the "Exercise Shares") and the aggregate Option Price for such Exercise Shares, provided that if shares of Common Stock are traded on a U.S. national securities exchange or bid and ask prices for shares of Common Stock are quoted over NASDAQ, notice may be given five business days before the Exercise Date. On or before the Exercise Date, the Company and the Grantee shall enter into a Management Stock Subscription Agreement which shall contain (unless a Public Offering shall have occurred prior to the Exercise Date) provisions corresponding to Section 5(c) hereof. In accordance with the Management Stock Subscription Agreement, (a) on or before the Exercise Date, the Grantee shall deliver to Worldwide full payment for the Exercise Shares in United States dollars in cash, or cash equivalents satisfactory to Worldwide, and in an amount equal to the product of the number of Exercise Shares, multiplied by the Option Price (such product, the "Exercise Price") and (b) Worldwide shall deliver to the Grantee a certificate or certificates representing the Exercise Shares, registered in the name of the Grantee and bearing appropriate legends as provided in Section 7(b) hereof. If, as of the Exercise Date, shares of Common Stock are traded on a U.S. national securities exchange or bid and ask prices for shares of Common Stock are quoted over NASDAQ, the Grantee may, in lieu of tendering cash, tender shares of Common Stock that have been owned by the Grantee for at least six months, having an aggregate Fair Market Value on the Exercise Date equal to the Exercise Price or may deliver a combination of cash and such shares of Common Stock having an aggregate Fair Market Value equal to the difference between the Exercise Price and the amount of such cash as payment of the Exercise Price, subject to such rules and regulations as may be adopted by the Board to provide for the compliance of such payment procedure with applicable law, including Section 16(b) of the Exchange Act. Worldwide may require the Grantee to furnish or execute such other documents as Worldwide shall reasonably deem necessary (i) to evidence such exercise, (ii) to determine whether registration is then required under the Securities Act and (iii) to comply with or satisfy the requirements of the Securities Act, applicable state or non-U.S. securities laws or any other law.

            7. Grantee's Representations, Warranties and Covenants.

            (a) Investment Intention. The Grantee represents and warrants that the Options have been, and any Exercise Shares will be, acquired by the Grantee solely for the Grantee's own account for investment and not with a view to or for sale in connection with any distribution thereof. The Grantee agrees that the Grantee will not, directly or indirectly, offer, transfer, sell, pledge, hypothecate or otherwise dispose of all or any of the Options or any of the Exercise Shares (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of all or any of the Options or any of the Exercise Shares), except in compliance with the Securities Act and the rules and regulations of the Commission thereunder, and in compliance with applicable state securities or "blue sky" laws and non-U.S. securities laws. The Grantee further understands, acknowledges and agrees that none of the Exercise Shares may be transferred, sold, pledged, hypothecated or otherwise disposed of unless the provisions of the related Management Stock Subscription Agreement shall have been complied with or have expired.

            (b) Legends. The Grantee acknowledges that any certificate representing the Exercise Shares shall bear an appropriate legend, which will include, without limitation, the following language:

            "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF A MANAGEMENT STOCK SUBSCRIPTION AGREEMENT, DATED AS OF DECEMBER 22, 1999 AND NEITHER THIS CERTIFICATE NOR THE SHARES REPRESENTED BY IT ARE ASSIGNABLE OR OTHERWISE TRANSFERABLE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH MANAGEMENT STOCK SUBSCRIPTION AGREEMENT, AS THE SAME MAY BE AMENDED FROM TIME TO TIME A COPY OF THE CURRENT FORM OF WHICH IS ON FILE WITH THE SECRETARY OF WORLDWIDE. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE ENTITLED TO CERTAIN OF

            THE BENEFITS OF AND ARE BOUND BY CERTAIN OF THE OBLIGATIONS SET FORTH IN A REGISTRATION AND PARTICIPATION AGREEMENT, DATED AS OF MARCH 30, 1998, AS AMENDED, AMONG WORLDWIDE AND CERTAIN STOCKHOLDERS OF WORLDWIDE, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF THE CURRENT FORM OF WHICH IS ON FILE WITH THE SECRETARY OF WORLDWIDE."

            "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE OR NON-U.S. SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS (i) (A) SUCH DISPOSITION IS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (B) THE HOLDER HEREOF SHALL HAVE DELIVERED TO WORLDWIDE AN OPINION OF COUNSEL, WHICH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO WORLDWIDE, TO THE EFFECT THAT SUCH DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF SUCH ACT OR (C) A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION, REASONABLY SATISFACTORY TO COUNSEL FOR WORLDWIDE, SHALL HAVE BEEN OBTAINED WITH RESPECT TO SUCH DISPOSITION AND (ii) SUCH DISPOSITION IS PURSUANT TO REGISTRATION UNDER ANY APPLICABLE STATE AND NON-U.S. SECURITIES LAWS OR AN EXEMPTION THEREFROM."

            [FOR UNITED KINGDOM RESIDENTS ONLY:

            "THE SHARES OF OUR COMMON STOCK ARE NOT LISTED, QUOTED OR DEALT IN ON ANY STOCK EXCHANGE AND NO APPLICATION HAS BEEN MADE TO ANY STOCK EXCHANGE FOR LISTING OR FOR QUOTATION OF, OR FOR PERMISSION TO DEAL IN, ANY SUCH SHARES."]

            [FOR SINGAPORE RESIDENTS ONLY:

            "NEITHER THE SHARES NOR THE SHARES THAT MAY BE PURCHASED ON THE EXERCISE OF THE OPTIONS MAY BE

            OFFERED OR SOLD, NOR MAY ANY DOCUMENT OR OTHER MATERIAL IN CONNECTION WITH THE SHARES OR SHARES THAT MAY BE PURCHASED ON THE EXERCISE OF THE OPTIONS BE DISTRIBUTED, DIRECTLY OR INDIRECTLY, (I) TO PERSONS IN SINGAPORE OTHER THAN IN CIRCUMSTANCES IN WHICH SUCH OFFER OR SALE DOES NOT CONSTITUTE AN OFFER OR SALE OF THE SHARES OR SHARES THAT MAY BE PURCHASED ON THE EXERCISE OF OPTIONS TO THE PUBLIC IN SINGAPORE OR (II) TO THE PUBLIC OR ANY MEMBER OF THE PUBLIC IN SINGAPORE OTHER THAN PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, AN EXEMPTION INVOKED UNDER DIVISION 5A OR PART IV OF THE COMPANIES ACT, CHAPTER 50 OF SINGAPORE AND TO PERSONS TO WHOM THE SHARES OR SHARES THAT MAY BE PURCHASED ON THE EXERCISE OF THE OPTIONS MAY BE OFFERED OR SOLD UNDER SUCH EXCEPTION."]

            (c) Securities Law Matters. The Grantee acknowledges receipt of advice from Worldwide that (i) the Exercise Shares have not been registered under the Securities Act or qualified under any state securities or "blue sky" or non-U.S. securities laws, (ii) it is not anticipated that there will be any public market for the Exercise Shares, (iii) the Exercise Shares must be held indefinitely and the Grantee must continue to bear the economic risk of the investment in the Exercise Shares unless the Exercise Shares are subsequently registered under the Securities Act and such state laws or an exemption from registration is available, (iv) Rule 144 is not presently available with respect to sales of securities of Worldwide and Worldwide has made no covenant to the Grantee to make Rule 144 available, (v) when and if the Exercise Shares may be disposed of without registration in reliance upon Rule 144, such disposition can be made only in limited amounts in accordance with the terms and conditions of such Rule, (vi) Worldwide does not plan to file reports with the Commission or make public information concerning Worldwide available unless required to do so by law or the terms of its Financing Agreements (as hereinafter defined), (vii) if the exemption afforded by Rule 144 is not available, sales of the Exercise Shares may be difficult to effect because of the absence of public information concerning Worldwide, (viii) a restrictive legend in the form heretofore set forth shall be placed on the certificates representing the Exercise Shares and
(ix) a notation shall be made in the appropriate records of Worldwide indicating that the Exercise Shares are subject to restrictions on transfer set forth in this Agreement and, if Worldwide should in the future engage the services of a stock transfer agent, appropriate stop-transfer restrictions will be issued to such transfer agent with respect to the Exercise Shares.

            (d) Compliance with Rule 144. If any of the Exercise Shares are to be disposed of in accordance with Rule 144, the Grantee shall transmit to Worldwide an executed copy of Form 144 (if required by Rule 144) no later than the time such form is required to be transmitted to the Commission for filing and such other documentation as Worldwide may reasonably require to assure compliance with Rule 144 in connection with such disposition.

            (e) Ability to Bear Risk. The Grantee covenants that the Grantee will not exercise all or any of the Options unless (i) the financial situation of the Grantee is such that the Grantee can afford to bear the economic risk of holding the Exercise Shares for an indefinite period and (ii) the Grantee can afford to suffer the complete loss of the Grantee's investment in the Exercise Shares.

            (f) Registration; Restrictions on Sale upon Public Offering. The Grantee acknowledges and agrees that in respect of any Exercise Shares purchased upon exercise of all or any of the Options, the Grantee shall be entitled to the rights and subject to the obligations created under the Registration and Participation Agreement, dated as of March 30, 1998, among Worldwide and certain stockholders of Worldwide, as the same may be amended, modified or supplemented from time to time (the "Registration and Participation Agreement"), to the extent set forth therein. The Grantee agrees that, in the event that Worldwide files a registration statement under the Securities Act with respect to an underwritten public offering of any shares of its capital stock, the Grantee will not effect any public sale or distribution of any shares of the Common Stock (other than as part of such public offering), including but not limited to, pursuant to Rule 144 or Rule 144A under the Securities Act, during the 20 days prior to and the 180 days after the effective date of such registration statement. The Grantee further understands and acknowledges that any sale, transfer or other disposition of the Exercise Shares by him following a public offering will be subject to compliance with, and may be limited under, the federal securities laws and/or state "blue sky" and/or non-U.S. securities laws.

            (g) Section 83(b) Election. The Grantee agrees that, within 20 days of any Exercise Date that occurs prior to a Public Offering, the Grantee shall give notice to Worldwide in the event the Grantee has made or intends to make an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to the Exercise Shares purchased on such date, and acknowledges that the Grantee will be solely responsible for any and all tax liabilities payable by the Grantee in connection with the Grantee's exercise of any Options or receipt of any Exercise Shares or attributable to the Grantee's making or failing to make such an election.

            8. Representations and Warranties of Worldwide. Worldwide represents and warrants to the Grantee that (a) Worldwide has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware,

(b) this Agreement has been duly authorized, executed and delivered by Worldwide and constitutes a valid and legally binding obligation of Worldwide enforceable against Worldwide in accordance with its terms and (c) the Exercise Shares, when issued, delivered and paid for, upon exercise of the Options in accordance with the terms hereof and the Management Stock Subscription Agreement, will be duly authorized, validly issued, fully paid and nonassessable, and free and clear of any liens or encumbrances other than those created pursuant to this Agreement, the Management Stock Subscription Agreement or otherwise in connection with the transactions contemplated hereby.

            9. Change in Control.

            (a) Service Options and Vested Performance Options. Subject to
Section 9(d), in the event of a Change in Control, all of the Included Options (as defined in Section 9(b) below) shall be canceled in exchange for a payment in accordance with Section 9(c) of an amount equal to the excess, if any, of (i) the product of the Change in Control Price multiplied by the aggregate number of Shares covered by all such Included Options immediately prior to the Change in Control, (ii) over the aggregate Option Price for all such Shares. Performance Options that are not Included Options, if any, shall automatically terminate and be canceled upon the consummation of the transaction constituting the Change in Control.

            (b) Definition of Included Options. The term "Included Options" shall mean, collectively, (i) each Service Option outstanding immediately prior to the consummation of the transaction constituting the Change in Control (regardless of whether such Service Option is at such time otherwise vested or exercisable), (ii) each Performance Option outstanding immediately prior to the consummation of the transaction constituting the Change in Control that shall have become vested in accordance with Section 3(b) hereof prior to such time, if any, and (iii) if any Performance Options have not become vested in accordance with Section 3(b) prior to the date of the consummation of the transaction constituting the Change in Control, the number of Performance Options equal to the product of (x) the Applicable Percentage multiplied by (y) the total number of Performance Options granted hereunder, such Applicable Percentage to be determined as of the last day of the fiscal quarter of Worldwide ending immediately prior to such date.

            (c) Timing of Option Cancelation Payments; Discretionary Acceleration. Notwithstanding the provisions of the preceding paragraphs (a) and
(b), the Board (as constituted immediately prior to the consummation of the transaction constituting the Change in Control) may determine, in its discretion, to accelerate the exercisability or cause the cancellation and payment of an amount calculated as provided in Section 9(a) in respect of all or any additional portion of the Performance Options.

            Payment of the amount calculated in accordance with Section 9(a) shall be made in cash or, if determined by the Board (as constituted immediately prior to the Change in Control), in shares of the common stock of the New Employer having an aggregate fair market value equal to such amount and shall be payable in full, as soon as reasonably practicable, but in no event later than 30 days, following the Change in Control. For purposes hereof, the fair market value of a share of common stock of the New Employer shall be determined by the Board (as constituted immediately prior to the consummation of the transaction constituting the Change in Control), in good faith, on the basis of the factors described in the definition of the term "fair market value" contained in Section 1(y), other than an Applicable Share Valuation, as applied to the business, operations and financial results of the New Employer and its subsidiaries and applicable affiliates.

            (d) Alternative Options. Notwithstanding Sections 9(a), 9(b) and 9(c), no cancellation, termination, acceleration of exercisability or vesting or settlement or other payment shall occur with respect to any Option, including any Included Option, if the Board (as constituted immediately prior to the consummation of the transaction constituting the Change in Control) reasonably determines, in good faith, prior to the Change in Control that the Options shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted Option being hereinafter referred to as an "Alternative Option") by the New Employer, provided that any Alternative Options must:

            (i) provide the Grantee with rights and entitlements substantially equivalent to or better than the rights and entitlements applicable under the terms of the Options immediately prior to the consummation of the transaction constituting the Change in Control, including, but not limited to, an identical or better exercise and vesting schedule and identical or better timing and methods of exercise or payment;

            (ii) have substantially equivalent economic value to the Options (determined at the time of the Change in Control); and

            (iii) have terms and conditions which provide that in the event that the Grantee suffers an Involuntary Termination within two years following a Change in Control:

                  (x) any conditions on the Grantee's rights under, or any restrictions on transfer or exercisability applicable to, each such Alternative Option shall be waived or shall lapse, as the case may be; or

                  (y) the Grantee shall have the right to surrender such Alternative Option within 30 days following such termination in exchange for a payment in cash equal to the excess of the fair market value of the common stock subject to the Alternative Option over the price, if any, that the Grantee would be required to pay to exercise such Alternative Option.

            10. Certain Restrictions on Repurchases

            (a) Financing Agreements, etc. Notwithstanding any other provision of this Agreement, Worldwide shall not be obligated or permitted to pay the purchase price for any Covered Options that Worldwide may elect to purchase from the Grantee pursuant to Section 5(c) if (i) the payment of such purchase price (or the payment of a dividend by a Subsidiary to Worldwide to fund such repurchase) would result in a violation of the terms or provisions of, or result in a default or an event of default under, any of (A) the Credit Agreement, dated as of November 19, 1999 and amended as of November 23, 1999, among NAVL, the Foreign Subsidiary Borrowers from time to time party thereto, the several banks and financial institutions from time to time party thereto, The Bank of New York, as documentation agent, Banc of America Securities LLC, as syndication agent, and The Chase Manhattan Bank, as administrative agent, (B) the Indenture, dated November 19, 1999, among NAVL, certain subsidiaries of NAVL, as guarantors, and State Street Bank and Trust Company, as trustee, or (C) any other guarantee, financing or security agreement or document entered into (1) by Worldwide or any Subsidiary that remains outstanding in any part on or after the date hereof, (2) from time to time in connection with the operations of Worldwide or the Subsidiaries or (3) to refinance or replace any indebtedness described in this Section 10(a) (the Credit Agreement, the Indenture and such other agreements and documents, as each may be amended, modified or supplemented from time to time, are referred to herein as the "Financing Agreements"), in each case as the same may be amended, modified or supplemented from time to time, (ii) the payment of such purchase price would violate any of the terms or provisions of the Certificate of Incorporation of Worldwide or (iii) Worldwide has no funds legally available therefor under the General Corporation Law of the State of Delaware.

            (b) Delay of Purchase. In the event that the payment of the purchase price for any Covered Options by Worldwide otherwise permitted under Section 5(c) is prevented solely by the terms of Section 10(a), (i) the payment of such purchase price will be postponed and will be made without the application of further conditions or impediments (other than as set forth in Section 5 hereof or in this Section 10) at the first opportunity thereafter when Worldwide has funds legally available therefor and when the payment of such purchase price will not result in any default, event of default or violation under any of the Financing Agreements or in a violation of any term or provision of the

Certificate of Incorporation of Worldwide and (ii) the Grantee's right to receive payment of such purchase price shall rank against other similar rights with respect to shares of Common Stock or options in respect thereof according to priority in time of the effective date of the event giving rise to any such right, provided that any such right as to which a common date determines priority shall be of equal priority and shall share pro rata in any purchase payments made pursuant to clause (i) above.

            (c) Purchase Price Adjustment. In the event that the payment of the purchase price for any Covered Options purchased from the Grantee is delayed pursuant to this Section 10, the purchase price for such Covered Options when the purchase price is eventually paid as contemplated by Section 10(b) shall be the sum of (a) the Purchase Price of such Covered Options, as determined in accordance with Section 5(f) at the time that the Purchase Price would have been paid but for the operation of this Section 10, plus (b) an amount equal to interest on such Purchase Price for the period from the date on which the Purchase Price would have been paid but for the operation of this Section 10 to the date on which such Purchase Price is actually paid (the "Delay Period"), at an annual rate of interest equal to the average annual cost to Worldwide and the Subsidiaries of their bank indebtedness obligations outstanding during the period that payment of a portion of the Purchase Price is delayed hereunder or, if there are no such obligations outstanding, one percentage point greater than the average annual prime rate charged during such period by Chase Bank or such other nationally recognized bank designated by Worldwide.

            11. No Rights as Stockholder. The Grantee shall have no voting or other rights as a stockholder of Worldwide with respect to any Shares covered by the Options until the exercise of the Options and the issuance of a certificate or certificates to the Grantee for such Shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates.

            12. Capital Adjustments. The number and price of the Shares covered by the Options shall be proportionately adjusted to reflect any stock dividend, stock split or share combination of the Common Stock or any recapitalization of Worldwide. Subject to any required action by the stockholders of Worldwide and
Section 9 hereof, in any merger, consolidation, reorganization, exchange of shares, liquidation or dissolution, the Options shall pertain to the securities and other property, if any, that a holder of the number of shares of Common Stock covered by the Options would have been entitled to receive in connection with such event.

            13. Miscellaneous.

            (a) Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, to Worldwide, the CD&R Fund or the Grantee, as the case may be, at the following addresses or to such other address as Worldwide, the CD&R Fund or the Grantee, as the case may be, shall specify by notice to the others:

            (i)   if to Worldwide, to it at:

                  c/o North American Van Lines, Inc.
                  Law Department
                  5501 U.S. Highway 30 West
                  Fort Wayne, Indiana  46801

                  Attention: General Counsel

            (ii) if to the Grantee, to the Grantee at the address set forth on the signature page hereof.

            (iii) if to the CD&R Fund, to:

                  Clayton, Dubilier & Rice Fund V Limited Partnership 1403 Foulk Road, Suite 106
                  Wilmington, Delaware 19803
                  Attention: Joseph L. Rice, III

All such notices and communications shall be deemed to have been received on the date of delivery if delivered personally or on the third business day after the mailing thereof, provided that the party giving such notice or communication shall have attempted to telephone the party or parties to which notice is being given during regular business hours on or before the day such notice or communication is being sent, to advise such party or parties that such notice is being sent. Copies of any notice or other communication given under this Agreement shall also be given to:

            Clayton, Dubilier & Rice, Inc.
            375 Park Avenue, 18th Floor
            New York, New York  10152
            Attention: Kevin J. Conway
            and

            Debevoise & Plimpton
            875 Third Avenue
            New York, New York  10022
            Attention: Paul S. Bird, Esq.

The CD&R Fund also shall be given a copy of any notice or other communication between the Grantee and Worldwide under this Agreement at its address as set forth above.

            (b) Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Except as provided in Section 5, nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

            (c) Waiver; Amendment.

            (i) Waiver. Any party hereto or beneficiary hereof may by written notice to the other parties (A) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement, (B) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement and (C) waive or modify performance of any of the obligations of the other parties under this Agreement, provided that any waiver of the provisions of Section 5 must be consented to in writing by the CD&R Fund. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party or beneficiary, shall be deemed to constitute a waiver by the party or beneficiary taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto or beneficiary hereof of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party or beneficiary to exercise any right or privilege hereunder shall be deemed a waiver of such party's or beneficiary's rights or privileges hereunder or shall be deemed a waiver of such party's or beneficiary's rights to exercise the same at any subsequent time or times hereunder.

            (ii) Amendment. This Agreement may not be amended, modified or supplemented orally, but only by a written instrument executed by the Grantee and Worldwide, and (in the case of any amendment, modification or supplement that adversely affects the rights of the CD&R Fund hereunder) consented to by the CD&R Fund in writing. The parties hereto acknowledge that Worldwide's consent to an amendment or modification of this Agreement may be subject to the terms and provisions of the Financing Agreements.

            (d) Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by Worldwide or the Grantee without the prior written consent of the other parties and the CD&R Fund. The CD&R Fund may assign from time to time all or any portion of its rights under Section 5 to one or more persons or other entities designated by it.

            (e) Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE CORPORATE LAW OF THE STATE OF DELAWARE SPECIFICALLY AND MANDATORILY APPLIES.

            (f) Section and Other Headings, etc. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

            (g) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

            (h) Delegation by the Board. All of the powers, duties and responsibilities of the Board specified in this Agreement may, to the full extent permitted by applicable law, be exercised and performed by any duly constituted committee thereof to the extent authorized by the Board to exercise and perform such powers, duties and responsibilities.

            IN WITNESS WHEREOF, Worldwide and the Grantee have executed this Agreement as of the date first above written.

                                       ALLIED WORLDWIDE, INC.


                                       By:______________________________________
                                          Name:
                                          Title:


                                       THE GRANTEE:

                                       Name

                                       By:______________________________________
                                          as Attorney-in-Fact
                                          Name:

                                       Address of the Grantee:

                                       Address

                               Service Options       Performance Options
                               ---------------       -------------------

Total Number of Shares for          Shares                 Shares
the Purchase of Which
Options have been Granted